UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 3, 2014

GTx, Inc.

 (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-50549 (Commission File Number)	62-1715807 (I.R.S. Employer Identification No.)

175 Toyota Plaza 7th Floor Memphis, Tennessee (Address of principal executive offices)	38103 (Zip Code)

Registrant’s telephone number, including area code: (901) 523-9700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On April 3, 2014, Mitchell S. Steiner, M.D. resigned from both his position as Chief Executive Officer and Vice-Chairman of the Board of Directors (the “Board”) of GTx, Inc. (“GTx” or the “Company”), and as a member of the Board, in each case effective immediately. Dr. Steiner will continue as an employee of GTx through a transition period ending on April 13, 2014 (the “Separation Date”).  In connection with Dr. Steiner’s resignation from his position as Chief Executive Officer of the Company, the Company and Dr. Steiner entered into a severance agreement described under part (e) below under “Severance Agreement.”

In connection with Mr. Hanover’s appointment as interim Chief Executive Officer, as discussed below, Mr. Hanover’s duties as acting Principal Financial Officer were assigned to Jason T. Shackleford; accordingly, effective April 3, 2014, Mr. Hanover will no longer be performing the duties of the Company’s Principal Financial Officer.

(c), (d)

Appointment of Interim Chief Executive Officer; Director Election. On April 3, 2014, Marc S. Hanover was appointed as the Company’s interim Chief Executive Officer, and, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, was elected to the Board effective immediately following the effectiveness of Dr. Steiner’s resignation from the Board. Mr. Hanover was elected to the Board to fill the vacancy created by Dr. Steiner’s resignation from the Board and Mr. Hanover will therefore serve in the class of directors whose term of office expires at the Company’s 2015 Annual Meeting of Stockholders and until his successor is duly elected and qualified, or until his earlier death, resignation or removal. Mr. Hanover was not appointed to any Board committees in connection with his election to the Board.

Mr. Hanover, age 51, a co-founder of GTx and the Company’s interim Chief Executive Officer, has served as the Company’s President and Chief Operating Officer since GTx’s inception in September 1997, and served as the Company’s acting Principal Financial Officer from December 31, 2013 until his appointment as interim Chief Executive Officer on April 3, 2014. In his role as interim Chief Executive Officer, Mr. Hanover will continue to serve as the Company’s President and Chief Operating Officer. Mr. Hanover also previously served as a member of the Board from inception until August 2011, and was again elected to the Board on April 3, 2014.  Prior to joining GTx, Mr. Hanover was a founder of Equity Partners International, Inc., a private equity firm in Memphis, Tennessee, and participated as a founder and investor in three healthcare companies.  From 1985 to 1997, Mr. Hanover was a Senior Vice President and a member of the Executive Management Committee of National Bank of Commerce in Memphis, Tennessee.  Mr. Hanover holds a B.S. in Biology from the University of Memphis and a MBA in Finance from the University of Memphis.  For a description of Mr. Hanover’s compensatory arrangements with the Company, including a description of the indemnity agreement between the Company and Mr. Hanover, see (i) “Compensation Discussion and Analysis,” “Executive Compensation” and “Certain Relationships and Related Party Transactions—Certain Transactions With or Involving Related Persons—Indemnity Agreements” in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on March 24, 2014 and (ii) the information provided under part (e) below under “Marc Hanover Compensatory Arrangements.” Please refer to the information provided in part (e) below under “Marc Hanover Compensatory Arrangements” for a description of certain compensatory arrangements with Mr. Hanover in connection with his appointment as the Company’s interim Chief Executive Officer.

Appointment of Principal Financial Officer. On April 3, 2014, Jason T. Shackelford, the Company’s current Corporate Controller and Director of Accounting and acting Principal Accounting Officer, was appointed as the Company’s acting Principal Financial Officer, effective April 3, 2014. In such capacity, Mr. Shackelford will act as the Company’s principal financial and accounting officer.  Mr. Shackelford, age 38, has served as GTx’s Corporate Controller and Director of Accounting since July 2007, and served as

GTx’s acting Principal Accounting Officer since December 31, 2013. Prior to joining GTx, Mr. Shackelford was a Senior Audit Manager at KPMG LLP. Mr. Shackelford is a Certified Public Accountant and holds a Bachelor of Business Administration and Master of Accountancy from the University of Mississippi.  For a description of Mr. Shackelford’s compensatory arrangements with the Company, see the Company’s current report on Form 8-K, filed with the Securities and Exchange Commission on December 23, 2013, under “Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers—Officer Appointments—Appointment of Principal Accounting Officer.”  There were no new compensatory arrangements or modifications to existing compensatory arrangements nor were there any grants or awards made to Mr. Shackelford in connection with his appointment as the Company’s acting Principal Financial Officer.

(e)

Severance Agreement. On April 3, 2014, the Company and Dr. Steiner entered into a severance agreement (the “Steiner Severance Agreement”), pursuant to which Dr. Steiner will be entitled to the following severance benefits in connection with his resignation from his position as Chief Executive Officer of the Company:

•                  twelve months of base salary continuation payments based on his base salary in effect as of the Separation Date (which is equal to $452,088);

•                  continued healthcare coverage through the earliest to occur of (i) December 31, 2014, (ii) the date he becomes eligible for group health insurance coverage through a new employer or (iii) the date Dr. Steiner ceases to be eligible for COBRA continuation coverage;

•                  GTx will assign to Dr. Steiner the life insurance policies that it has obtained for his benefit;

•                  as of the Separation Date, the vesting of all outstanding stock options granted to Dr. Steiner by the Company (the “Steiner Options”) will be in accelerated in full so that all unvested Options will become immediately vested and exercisable; and

•                  the post-termination exercise period applicable to all of the Steiner Options will be extended until the earliest to occur of (i) the date five years from the Separation Date or (ii) as to each Steiner Option, the expiration of the original term of such Steiner Option.

The foregoing is only a brief description of the material terms of the Steiner Severance Agreement, does not purport to be complete, and is qualified in its entirety by reference to the Steiner Severance Agreement that will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarterly period ended March 31, 2014.

Marc Hanover Compensatory Arrangements. On April 3, 2014, upon the recommendation of the Compensation Committee of the Board, the Board approved the grant of a stock option to Mr. Hanover under the Company’s 2013 Equity Incentive Plan (the “2013 EIP”) to purchase 500,000 shares of GTx common stock (the “Hanover Option”). The Hanover Option carries an exercise price equal to 100% of the fair market value of the GTx common stock on the date of grant, as determined in accordance with the 2013 EIP. The Hanover Option has a term of ten years from the date of grant and vests in five equal annual installments beginning April 3, 2015, subject to vesting acceleration under certain circumstances, including as described below.

Also on April 3, 2014, upon the recommendation of the Compensation Committee of the Board, the Board approved the provision of certain severance benefits to Mr. Hanover should Mr. Hanover’s employment be involuntarily terminated by the Company (excluding a termination for cause (as defined in Mr. Hanover’s current employment agreement with GTx) or a voluntary resignation without “good reason”) within six months of a new Chief Executive Officer becoming employed by the Company. “Good reason” for these purposes means a material reduction in or a material demotion of Mr. Hanover’s authority, duties or responsibilities as GTx’s President and Chief Operating Officer without Mr. Hanover’s consent. In such event, Mr. Hanover would be entitled to the following severance benefits: (i) twelve months of base salary continuation payments based on his base salary then in effect; (ii) the vesting and exercisability of all stock options previously granted to Mr. Hanover by the Company (other than the Hanover Option) will be accelerated in full; (iii) a number of shares subject to the Hanover Option will immediately vest and become exercisable as if Mr. Hanover’s service had continued for a period of two years following his termination date; and (iv) the extension of the post-termination exercise period applicable to all of Mr. Hanover’s outstanding vested stock options (including the Hanover Option) will be extended until the earliest to occur of (a) the date five years from his termination date or (b) as to each such option, the expiration of the original term of such option (such benefits, the “Severance Benefits”). The Company expects to enter into an amendment to Mr. Hanover’s existing employment agreement with the Company that provides for the foregoing Severance Benefits in due course. The foregoing summary of the Severance Benefits does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the amendment to Mr. Hanover’s employment agreement that will be filed as exhibit to the Company’s quarterly report on Form 10-Q for the quarterly period ended March 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTx, Inc.

Date:	April 4, 2014	By:	/s/ Henry P. Doggrell
			Name:	Henry P. Doggrell
			Title:	Vice President, Chief Legal Officer and Secretary